SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2002

SENETEK PLC
(Exact Name of Registrant as Specified in Charter)

ENGLAND	0-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Airpark Road
Napa, CA 94458
(Address of Principal Executive Offices)

(707) 226-3900
(Registrant’s telephone number, including area code)

ITEM 2.        Disposition of Assets.

On December 31, 2002, we closed a transaction in which U.S. International Trading Corporation (USITC) purchased our rights to the Mill Creek personal care line, the Silver Fox hair care line and other brands acquired by us in our 1995 acquisition of Carme Inc. We had licensed these product lines to USITC since 1999, and USITC made the purchase under a purchase option provided for in the license agreement.

The purchase price was $2.8 million, payable $400,000 in cash at closing followed by 23 consecutive quarterly payments of $100,000 each commencing September 30, 2003, plus interest on the outstanding balance, and the application of a deposit of $100,000 made by USITC in 1999 towards the agreed-upon purchase price. The transaction closed upon the recording of title transfers by the Patent and Trademark Office.

ITEM 7.        Pro Forma Financial Information and Exhibits

(b) Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS OF SENETEK PLC

On December 31, 2002, we closed a transaction in which U.S. International Trading Corporation (USITC) purchased our rights to the Mill Creek personal care line, the Silver Fox hair care line and other brands acquired by us in our 1995 acquisition of Carme Inc. (which are referred to hereafter as the “intellectual property”) for $400,000 cash, a promissory note of $2.3 million payable in 23 quarterly installments commencing September 30, 2003 and the application of a deposit of $100,000 made by USITC in 1999 towards the agreed-upon purchase price of $2.8 million. Delivery of the intellectual property, which had no carrying value, was made on December 31, 2002, concurrent with the receipt of $400,000 cash from USITC and the recording of title transfers by the Patent and Trademark Office.

We had licensed the intellectual property to USITC since 1999, and USITC made the purchase under a purchase option provided for in the license agreement. The purchase and sale agreement, among other things, terminated the 1999 license agreement. Other than the 1999 license agreement and the Du Barry product line license agreement, there are no material existing relationships between USITC and us.

We will account for this transaction as a sale of assets. The gain on the transaction will be recognized when collection is probable, which is deemed to be when cash is received. Accordingly, the balance of the unpaid promissory note of $2.3 million will be net with the deferred gain on our balance sheet and any gain on the transaction in excess of the initial payment of $400,000 and the previously unamortized portion of the $100,000 deposit made by USITC will be deferred until collection is deemed to be probable. All gains arising from this transaction will be classified as a component of discontinued operations.

The accompanying unaudited pro forma condensed consolidated financial statements are based upon our historical financial statements after giving effect to the sale of the intellectual property. These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position and results of operations that would have been attained had the transactions actually taken place at the date indicated and do not purport to be indicative of the effects that may be expected to occur in the future.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2002 is based on our historical consolidated balance sheet and assumes that the sale of the intellectual property took place on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2001 and the nine months ended September 30, 2002 are based on our historical statements of operations and assume the sale of the intellectual property took place on January 1, 2001. The expected gain on the sale of the intellectual property is not reported in the accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2001 and the nine months ended September 30, 2002 because the gain is a component of discontinued operations.

Senetek PLC
Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2002
(in thousands, except for per share data)

	Historical Senetek	Pro forma Adjustments			As Adjusted
ASSETS
Current Assets:
Cash and Cash Equivalents	$2,991	400	(a	)	$3,391
Trade Receivables, net	2,001	(210)	(d	)	1,791
Receivables related to disposed asset group		210	(d	)	210
Non-Trade Receivables, net	62				62
Inventory, net	347				347
Prepaids and Deposits	76				76

Total Current Assets	5,477	400			5,877

Property & Equipment, net	3,268				3,268
Goodwill, net	1,308				1,308

TOTAL ASSETS	$10,053	400			$10,453

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$721				$721
Accrued Liabilities	934	40	(c	)	974

Total Current Liabilities	1,655	40			1,695

Long Term Liabilities
Notes Payable, net	6,055				6,055
Deferred License Fees	1,664	(48)	(b	)	1,616
Stockholders’ Equity Ordinary shares $0.07 (5 pence) par value Authorized shares: 100,000,000 Issued and outstanding shares: 59,052,153	4,763				4,763
Share Premium	82,125				82,125
Accumulated Deficit	(86,218)	400 48 (40)	(a (b (c	) ) )	(85,810)
Equity Adjustment from Foreign Currency Translation	9				9

Total Stockholders’ Equity	679	408			1,087

Total Liabilities and Stockholders’ Equity	$10,053	400			$10,453

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet for the Year Ended September 30, 2002

(a)
Adjustment to record gain on sale of intellectual property to USITC. Senetek will account for this transaction as a sale of assets. The gain on the transaction will be recognized when collection is probable, which is deemed to be when cash is received. Accordingly, the balance of the unpaid promissory note of $2,300,000 will be net with the deferred gain on Senetek’s balance sheet and any gain on the transaction in excess of the initial payment of $400,000 and the previously unamortized portion of the $100,000 deposit made by USITC will be deferred until collection is deemed to be probable.

(b)
Adjustment to record recognition of the unamortized license fee of $48,000. A non-refundable license fee amounting to $100,000 was paid at the time of execution of the 1999 license agreement and is to be applied against the purchase price for the acquisition of the intellectual property.

(c)	Adjustment to record tax impact of transaction at tax rate of 9%. Due to the existence of federal net operating loss carryforwards, this rate only reflects state taxes.
(d)	To reclass receivables related to uncollected past revenues earned under the licensing agreement pertaining to the intellectual property sold.

Senetek PLC
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2001
(in thousands, except for per share data)

	Historical Senetek	Pro forma Adjustments			As Adjusted
Revenues:
Product Sales	$3,896				$3,896
Royalties & Licensing	4,961	(404)	(a	)	4,557

Total Revenue	8,857	(404)			8,453

Cost of Sales—Products	1,093				1,093
Cost of Sales—Royalty	377				377

Total Cost of Sales	1,470	—			1,470

Gross Profit	7,387	(404)			6,983

Operating Expenses:
Research & Development	344				344
General & Administration	5,006				5,006

Total Operating Expenses	5,350	—			5,350

Income from Operations	2,037	(404)			1,633

Other Income (expense):
Interest Income	30				30
Interest Expense (Including amortization of debt discount)	(1,614)				(1,614)
Other	(62)				(62)

Net Income (loss) from continuing operations before taxation	391	(404)			(13)
Provision for Income Taxes	6	—			6

Income (loss) from continuing operations	$385	(404)			$(19)

Basic and diluted net income from continuing operations per Ordinary share outstanding	$0.01				$0.00

Weighted average basic Ordinary shares outstanding	58,755				58,755

Weighted average diluted Ordinary shares outstanding	58,805				58,805

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2001

(a)	To reverse royalties earned from licensing agreement with USITC.

Senetek PLC
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the nine months ended September 30, 2002
(in thousands, except for per share data)

	Historical Senetek	Pro forma Adjustments			As Adjusted
Revenues:
Product Sales	$1,834				$1,834
Royalties & Licensing	6,251	(283)	(a	)	5,968

Total Revenue	8,085	(283)			7,802

Cost of Sales—Products	420				420
Cost of Sales—Royalty	294				294

Total Cost of Sales	714	—			714

Gross Profit	7,371	(283)			7,088

Operating Expenses:
Research & Development	838				838
General & Administration	3,506				3,506

Total Operating Expenses	4,344	—			4,344

Income from Operations	3,027	(283)			2,744
Other Income (expense):
Interest Income	26	0			26
Interest Expense (Including amortization of debt discount)	(1,093)	0			(1,093)
Other	18	0			18

Net Income (loss) from continuing operations before taxation	1,978	(283)			1,695
Provision for Income Taxes	97	(25)	(b	)	72

Income (loss) from continuing operations	$1,881	(258)			$1,623

Basic and diluted net income from continuing operations per Ordinary share outstanding	$0.03				$0.03

Weighted average basic Ordinary shares outstanding	59,052				59,052

Weighted average diluted Ordinary shares outstanding	59,106				59,106

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2002

(a)	To reverse royalties earned from licensing agreement with USITC.
(b)	To record tax effect of royalties reversed at a rate of 9%.

(c)	Exhibits

2.1
Purchase and Sale Agreement dated September 27, 2002 by and between Carme Cosmeceutical Sciences, Inc. and U.S. International Trading Corporation (incorporated by reference to Exhibit 10.3 to our Form 10-Q for the quarterly period ended September 30, 2002 filed November 14, 2002).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2003	SENETEK PLC (registrant)

	By:	/s/ Frank J. Massino
Name: Frank J. Massino Its: Chief Executive Officer

EXHIBIT INDEX

2.1
Purchase and Sale Agreement dated September 27, 2002 by and between Carme Cosmeceutical Sciences, Inc. and U.S. International Trading Corporation (incorporated by reference to Exhibit 10.3 to our Form 10-Q for the quarterly period ended September 30, 2002 filed November 14, 2002).